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                                                                     Exhibit 1.1

                                                [FORM OF UNDERWRITING AGREEMENT]

                                5,250,000 SHARES

                                  GRAFTECH INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                         -, 2000

CREDIT SUISSE FIRST BOSTON CORPORATION
BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
  As Representatives of the Several Underwriters
  c/o Credit Suisse First Boston Corporation
      Eleven Madison Avenue
      New York, N.Y. 10010-3629

Ladies & Gentlemen:

      1. Introductory. Graftech Inc., a Delaware corporation formerly known as UCAR Graph-Tech Inc. (the "COMPANY") proposes to issue and sell 650,000 shares of its Common Stock ("SECURITIES") and UCAR Carbon Company Inc. ("UCAR CARBON"), a Delaware corporation and a wholly owned subsidiary of UCAR International Inc., a Delaware corporation and guarantor under this Agreement ("UCAR INTERNATIONAL"), proposes to sell 4,600,000 outstanding shares of the Securities (such 5,250,000 shares of Securities being hereinafter referred to as the "FIRM SECURITIES"). UCAR Carbon also proposes to sell to the Underwriters, at the option of the Underwriters, not more than 787,500 additional outstanding shares of the Company's Securities, as set forth below (such 787,500 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". As part of the offering contemplated by this Agreement, Credit Suisse First Boston Corporation (the "DESIGNATED UNDERWRITER") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 303,000 shares, for sale to directors, officers and employees of UCAR International and its subsidiaries, including the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

      In connection with the issue and sale of the Offered Securities contemplated hereby, the Company and UCAR Carbon, and various affiliates of UCAR Carbon have entered into a series of agreements, the material ones of which have been described in the Prospectus (as hereinafter defined) under the caption "Certain Relationships and Related Transactions" and all of which we have listed herein on Schedule B. Such agreements are hereinafter referred to as the "Reorganization Agreements."

      The Company, UCAR Carbon and UCAR International hereby agree with the several Underwriters named in Schedule A hereto ("UNDERWRITERS") as follows:
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      2. Representations and Warranties of the Company and UCAR Carbon. (a) The
Company and UCAR Carbon jointly and severally represent and warrant to, and agree with, the several Underwriters that:

            (i) A registration statement (No. 333-40746) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means
      (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.


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            (ii) If the Effective Time of the Initial Registration Statement is
      prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
      (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (or, in the Prospectus, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (or, in the Prospectus, in light of the circumstances under which they were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

            (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify would not have individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company taken as a whole (a "MATERIAL ADVERSE EFFECT").

            (iv) The Company has no subsidiaries.

            (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company, including the Firm Shares offered by UCAR Carbon, are, and when the Firm Securities offered by the Company have been delivered and paid for in accordance with this Agreement, such Firm Securities will be, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, except as set forth in the Stockholder's Agreement dated -, 2000 between the Company and UCAR Carbon (the "Stockholder's Agreement"), the stockholders of the Company have no preemptive rights with respect to the Securities.

            (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the


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      Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (vii) Other than as set forth in the Stockholder's Agreement there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (viii) The Securities have been approved for listing subject to notice of issuance on The Nasdaq Stock Market's National Market.

            (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws.

            (xxiii) Each of the Reorganization Agreements has been duly authorized by the Company and conforms in all material respects to the description thereof in the Prospectus and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (x) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, in each case except where such breach, violation or default would not have, individually or in the aggregate, a Material Adverse Effect, or the charter or by-laws of the Company.

            (xi) The execution, delivery and performance of the Reorganization Agreements and the consummation of the transactions therein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company.

            (xii) This Agreement has been duly authorized, executed and delivered by the Company.

            (xiii) Except as disclosed in the Prospectus, the Company has good and marketable title to (or has valid rights to lease or otherwise use) all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by it; and except as disclosed in the Prospectus, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by it, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of


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      general applicability relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xiv) The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

            (xv) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

            (xvi) The Company owns, possesses[, has the right to use] or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

            (xvii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (xviii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings have been threatened or, to the Company's knowledge, are contemplated.

            (xix) The financial statements included in each Registration Statement and the Prospectus present fairly in all material respect the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the adjusted financial information included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related adjustments give appropriate effect to those assumptions, and the as adjusted columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (xx) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, and, except as disclosed in or


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      contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (xxi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

            (xxii) No offeree of Directed Shares or Participant resides outside the United States.

            (xxiii) Neither the Company nor UCAR Carbon has offered, or caused the Underwriters to offer, any offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or
      (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            (xxiv) The Company has, pursuant to the Reorganization Agreements, acquired (i) all of the title to (or valid rights to lease or otherwise use) the properties and other assets (tangible and intangible) constituting UCAR Carbon's worldwide natural graphite business, in each case, free and clear of all liens, charges and encumbrances and consistent with the description of such transfer set forth in the Prospectus.

      (b) UCAR Carbon further jointly and severally represent and warrant to, and agree with, the several Underwriters that:

            (i) UCAR Carbon has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by UCAR Carbon on such Closing Date and UCAR Carbon has full right, power and authority to enter into this Agreement and, in the case of UCAR Carbon, to sell, assign, transfer and deliver the Offered Securities to be delivered by UCAR Carbon on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities to be delivered by UCAR Carbon on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by UCAR Carbon on such Closing Date.

            (ii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between UCAR Carbon and any person that would give rise to a valid claim against UCAR Carbon or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (iii) Each of the Reorganization Agreements has been duly authorized by UCAR Carbon and each of its subsidiaries (in each case, if such entity is a party thereto) and conforms in all material respects to the description thereof in the Prospectus and constitutes a valid and binding obligation of UCAR Carbon and each of its subsidiaries (in each case, if such entity is a party thereto) enforceable against each of them in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (iv) The execution, delivery and performance of this Agreement and compliance with the terms and provisions hereof by UCAR Carbon and each of its respective subsidiaries (other than the Company) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over UCAR Carbon any such subsidiary or any of their properties, or any agreement or instrument to which UCAR Carbon or any such subsidiary is a party


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      or UCAR Carbon or any such subsidiary is bound or to which any of the properties of UCAR Carbon or any such subsidiary is subject, in each case except where such breach, violation or default would not have, individually or in the aggregate, a Material Adverse Effect or the charter or by-laws of UCAR Carbon or any such subsidiary.

            (v) The execution, delivery and performance of the Reorganization Agreements and compliance with the terms and provisions thereof by UCAR Carbon, and each of its respective subsidiaries (other than the Company) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over UCAR Carbon or any such subsidiary or any of their properties, or any agreement or instrument to which UCAR Carbon or any such subsidiary is a party or UCAR Carbon or any such subsidiary is bound or to which any of the properties of UCAR Carbon or any such subsidiary is subject, in each case except where such breach, violation or default would not have, individually or in the aggregate, a Material Adverse Effect or the charter or by-laws of UCAR Carbon or any such subsidiary.

            (vi) UCAR Carbon or its subsidiaries have, pursuant to the Reorganization Agreements, transferred (i) all of the title to the properties and other assets (tangible and intangible) constituting UCAR Carbon's worldwide natural graphite business in each case, free and clear of all liens, charges and encumbrances and consistent with the description of such transfer set forth in the Prospectus.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and UCAR Carbon agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and UCAR Carbon,
at a purchase price of $   per share, the number of Firm Securities set forth
below the caption "Company" or "UCAR Carbon", as the case may be, and opposite the name of such Underwriter in Schedule A hereto.

     The Company and the Selling Stockholder will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank designated by the Company (in the case of the Offered Securities sold by it) or UCAR Carbon (in the case of the Offered Securities sold by it) and, in each case acceptable to Credit Suisse First
Boston Corporation ("CSFBC") drawn to the order of   in the case of the
Company's 650,000 shares of Firm Securities and in the case of UCAR Carbon's 4,600,000 shares of Firm Securities, at the office of Cravath, Swaine & Moore
at     A.M., New York time, on    , or at such other time not later than seven
full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the office of Cravath, Swaine & Moore at least 24 hours prior to the First Closing Date.

      In addition, upon written notice from CSFBC given to UCAR Carbon from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. UCAR Carbon agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The


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right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and UCAR Carbon.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. UCAR Carbon will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank designated by UCAR Carbon and
acceptable to CSFBC drawn to the order of    at the office of Cravath, Swaine &
Moore . The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Cravath, Swaine & Moore at a reasonable time in advance of such Optional Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

      5. Certain Agreements of the Company, UCAR Carbon and UCAR International.

      (a) The Company agrees with the several Underwriters and UCAR Carbon that:

            (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

      The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

            (ii) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

            (v) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholder will pay the expenses of printing and distributing to the Underwriters all such documents.

            (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or to file a general consent to service of process in any jurisdiction.

            (viii) During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request; provided, however, that the requirements of this paragraph (viii) shall terminate if the Company is no longer subject to the periodic reporting requirements of the Exchange Act.

            (ix) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except grants of employee stock options pursuant to the terms of a Company plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options of the Company outstanding on the date hereof.

      (b) The Company and UCAR Carbon agree with the several Underwriters that:

            (i) The Company and UCAR Carbon agree with the several Underwriters that the Company and UCAR Carbon will pay all expenses incident to the performance of the obligations of the Company and UCAR Carbon, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC reasonably designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by UCAR Carbon of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

            (ii) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

            (iii) The Company and UCAR Carbon will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Shares Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

            Furthermore, each of the Company and UCAR Carbon covenants with the Underwriters that it will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

      (c) Each of UCAR International and UCAR Carbon agrees with the several Underwriters that:

            (i) Each of UCAR International and UCAR Carbon agrees for a period of 180 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of the Securities, whether any such aforementioned transaction is to be settled by delivery of any shares of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC, in each case except for: (1) the sale or other transfer by UCAR International of all or substantially all the Securities beneficially owned by it to a third party or a group of third parties as part of a single transaction or series of related transactions involving a merger, reorganization, sale, joint venture, restructuring or other change-of-control of UCAR International or its material businesses (and for this purpose, the business of the Company shall not constitute a material business), provided that (a) such transaction is disclosed to CSFBC in writing and (b) the transferee agrees to be bound in writing by the terms of this subsection; (2) public disclosure by UCAR International either (a) required under Federal securities laws or the rules of any securities exchange on which UCAR International securities are listed or (b) in respect of a proposed distribution by UCAR International of its shares of the Securities to its stockholders; or (3) pledges under credit facilities of UCAR International existing on the date hereof or refinancings or replacements thereof, provided the pledgee agrees to be bound in writing by the terms of this subsection. Any shares of the Securities received by UCAR International from the Company will also be subject to this subsection. Any shares of the Securities acquired by UCAR International in the open market will not be subject to this subsection. A transfer of shares of the Securities to a controlled affiliate of UCAR International or UCAR Carbon may be made, provided the transferee agrees to be bound in writing by the terms of this subsection.

      (d) UCAR Carbon agrees with the several Underwriters that:

            (i) UCAR Carbon agrees to deliver to CSFBC, attention: Transactions Advisory Group on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and UCAR Carbon herein, to the accuracy of the statements of Company officers and UCAR Carbon officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

            (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the
            American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited interim financial statements included in the Registration Statements;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited interim financial statements included
                  in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited interim financial statements for them to be in conformity with generally accepted accounting principles;

                        (B) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in total current liabilities or total liabilities of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                        (C) for the period from the closing date of the latest
                  income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in net sales or net operating profit or in the total or per share amounts of net income;

            except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company, subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time,
      (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

            (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by

      CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
      Section 5(a)(i) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of UCAR Carbon, the Company or the Representatives, shall be contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or UCAR Carbon which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;
      (ii) any downgrading in the rating of any debt securities of the Company or UCAR Carbon by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or UCAR Carbon (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
      (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or UCAR Carbon on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (d) The Representatives shall have received an opinion, dated such Closing Date, of Kelley, Drye & Warren LLP, counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than those jurisdictions in which failure to so qualify would not have a Material Adverse Effect (it being understood that in rendering such opinions as to good standing, such counsel may rely on certificates and other documents of appropriate public officials);

                  (ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the

            Prospectus; and, other than as set forth in the Stockholder's Agreement, the stockholders of the Company have no preemptive rights with respect to the Securities;

                  (iii) Other than the Stockholder's Agreement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                  (iv) The Company is not and, after giving effect to the
            offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

                  (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws;

                  (vi) Based on the advice of the Commission the Initial
            Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company.

      In addition to the matters set forth in the opinion referred to in this
      Section 6(d), such opinion shall also include a statement to the effect that such counsel has participated in conferences with representatives of the Company, UCAR Carbon and UCAR International, at which conferences the contents of the documents described below were discussed, and that, although such counsel assumes no responsibility for the factual accuracy or completeness thereof (except as stated above), such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data, or statistical data derived therefrom, contained in the Registration Statements or the Prospectus, or the intellectual property matters described in the Prospectus.

            (e) The Representatives shall have received an opinion, dated such Closing Date, of Karen G. Narwald, General Counsel for the Company, to the effect that:

                  (i) Each of the Reorganization Agreements has been duly
            authorized, executed and delivered by the Company and conforms in all material respects to the description thereof in the Prospectus and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

                  (ii) The execution, delivery and performance of this Agreement and the Reorganization Agreements and the consummation of the transactions herein or therein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or any regulation or, to such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or any agreement or instrument to which the Company is a party or by which the

            Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company.

            (f) The Representatives shall have received an opinion, dated such Closing Date, of James Cartiglia, Esq., Chief Patent Counsel for UCAR Carbon and its subsidiaries, to the effect that:

                  (i) There are no legal or governmental proceedings, except patent office proceedings, pending or threatened against the Company or its subsidiaries relating to the patents or patent applications of the Company or its subsidiaries;

                  (ii) There are no facts that would preclude the Company or its subsidiaries from having clear title to or a valid license under the patents and patent applications of the Company other than prohibitions described in Ballard agreement or that would not have a Material Adverse Effect;

                  (iii) There are no grants of any licenses to any third parties to practice any of the technologies described and claimed in any of the Company's patents or patent applications other than prohibitions described in Ballard agreement or that would not have a Material Adverse Effect;

                  (iv) To such counsel's knowledge, there is no prior art,
            including patents, publications, prior public uses or prior sales or offers for sale, that would invalidate any of the claims in any of the Company's patents;

                  (v) There are no disputes regarding the proper inventors named on any of the Company's patents or patent applications other than disputes that would not be material to the Company or its business;

                  (vi) To such counsel's knowledge, there are no potential or anticipated allegations likely to be made by any third party of infringement of any third party patent by the Company other than disputes that would not be material to the Company or its business;

                  (vii) To such counsel's knowledge, there are no allegations, potential allegations, or anticipated allegations made, or which could have been made, or which may or could be made by the Company against any third party for infringement of any of the Company's patents; and

                  (viii) Such counsel has reviewed the statements under the
            headings "Business--Intellectual Property" and "Risk Factors--Our ability to compete effectively depends on protecting our intellectual property relating to fuel cell and other emerging opportunities. Our failure to protect our intellectual property rights could adversely affect our future revenue/ growth and profitability" in the Prospectus (collectively, the "Statements"), and the Statements are accurate in all material respects and fairly present the information purported to be summarized therein and such counsel has independently verified the completeness of the matters contained in the Statements, insofar as the Statements involve matters of United States and Foreign intellectual property law.

            (g) The Representatives shall have received an opinion, dated such Closing Date, of Kelley, Drye & Warren LLP, counsel for UCAR Carbon, to the effect that:

                  (i) Each of UCAR Carbon has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

                  (ii) UCAR Carbon had valid and unencumbered title to the
            Offered Securities delivered by UCAR Carbon on such Closing Date and had full right free and clear of any liens, corporate power and authority to sell, assign, transfer and deliver the Offered Securities delivered by UCAR Carbon on such Closing Date hereunder; and, except for liens created by the several Underwriters, the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them from UCAR Carbon on such Closing Date hereunder;

                  (iii) No consent, approval, authorization or order of, or
            filing with, any governmental agency or body or any court is required to be obtained or made by UCAR Carbon for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by UCAR Carbon, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over UCAR Carbon or any of their respective properties or any agreement or instrument to which UCAR Carbon is a party or by which UCAR Carbon is bound or to which any of the properties of UCAR Carbon is subject, or the charter or by-laws of UCAR Carbon;

                  (v) This Agreement has been duly authorized, executed and
            delivered by UCAR Carbon;

                  (vi) Each of the Reorganization Agreements has been duly
            authorized by UCAR Carbon and each of its subsidiaries (in each case, if such entity is a party thereto) and conforms in all material respects to the description thereof in the Prospectuses and constitutes a valid and binding obligation of UCAR Carbon and each of its subsidiaries (in each case, if such entity is a party thereto) enforceable against each of them in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                  (vii) The execution, delivery and performance of the
            Reorganization Agreements and compliance with the terms and provisions hereof and thereof by UCAR Carbon and each of its subsidiaries will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over UCAR Carbon or any such subsidiary or any of their properties, or any agreement or instrument to which UCAR Carbon or any such subsidiary is a party or any such party is bound or to which any of the properties of UCAR Carbon or any such subsidiary is subject, or the charter or by-laws of UCAR Carbon or any such subsidiary; and

                  (viii) UCAR Carbon and its Subsidiaries have, pursuant to the
            Reorganization Agreements transferred (i) all of the title to (or valid rights to lease or otherwise use) the properties and other assets (tangible and intangible) constituting UCAR Carbon's operations, and, in each case, free and clear of all liens, charges and encumbrances and consistent with the description set forth in the Prospectuses.

      In rendering such opinion, such counsel may rely as to matters governed by the laws of any jurisdiction other than the State of New York or the United States of America on local counsel in such jurisdictions provided that such counsel shall state that they believe that they believe that they and the Underwriters are justified in relying on such other counsel.

      In rendering such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Selling Stockholders (as applicable) and public officials which are furnished to the Underwriters.

            (h) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may reasonably require, and the Selling Stockholder and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (i) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (j) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of UCAR Carbon in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of UCAR Carbon in this Agreement are true and correct; UCAR Carbon has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

            (k) The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

            (l) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the executive officers and directors of the Company.

      The Company and UCAR Carbon will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7. Indemnification and Contribution. (a) The Company and UCAR Carbon will jointly and severally indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and UCAR Carbon will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

      The Company and UCAR Carbon jointly and severally agree to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "DESIGNATED ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

      (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, UCAR Carbon, and their respective directors and officers and each person, if any, who controls the Company or UCAR Carbon within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company or UCAR Carbon may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and UCAR Carbon in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the sixth and fifteenth paragraphs under the caption "Underwriting".

      (c) Promptly after receipt by an indemnified party under this Section or
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above or Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above or Section 9. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7
(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
(ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

      (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and UCAR Carbon on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and UCAR Carbon on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and UCAR Carbon on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and UCAR Carbon bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, UCAR Carbon or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) The obligations of the Company and UCAR Carbon under this Section or
Section 9 shall be in addition to any liability which the Company and UCAR Carbon may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or UCAR Carbon within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and UCAR Carbon for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or UCAR Carbon, except as provided in
Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Qualified Independent Underwriter. The Company hereby confirms that at its request Bear, Stearns & Co. Inc. has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2710 of the Conduct Rules of the NASD in connection with the offering of the Offered Securities. The Company and UCAR Carbon will jointly and severally indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

      10. UCAR International Guaranty. UCAR International hereby unconditionally and irrevocably guarantees the indemnity and contribution obligations of the Company and UCAR Carbon, as detailed in sections 7 and 9 herewith, to each Underwriter, its partners, directors and officers and each person, if any controls such Underwriter within the meaning of Section 15 of the Act.

      11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, UCAR Carbon, UCAR International or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, UCAR Carbon, UCAR International or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company, UCAR Carbon and UCAR International shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, UCAR Carbon, UCAR International and the Underwriters pursuant to Section 7 and the obligations of the Company, UCAR Carbon and UCAR International pursuant to
Section 9 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company, UCAR Carbon and UCAR International will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 11709 Madison Avenue, Lakewood, OH 44107, Attention: Chief Financial Officer, or, if sent to UCAR Carbon or UCAR International, will be mailed, delivered or telegraphed and confirmed to it at UCAR International Inc., 3102 West End Avenue, Suite 1100, Nashville, TN 37203;
Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

      13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

      15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      The Company, UCAR Carbon and UCAR International hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, UCAR Carbon, UCAR International and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              UCAR CARBON COMPANY INC..

                              By...............................................
                                  Name:
                                  Title:

                              GRAFTECH INC.

                              By...............................................
                                  Name:
                                  Title:


                              UCAR INTERNATIONAL INC.

                              By ..............................................
                                  Name:
                                  Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

  CREDIT SUISSE FIRST BOSTON CORPORATION
  BEAR STEARNS & CO. INC
  J.P. MORGAN SECURITIES INC.
  MERRILL LYNCH, PIERCE, FENNER &
    SMITH INCORPORATED
    Acting on behalf of themselves and as the Representatives of the several
      Underwriters

  By  CREDIT SUISSE FIRST BOSTON CORPORATION

      By................................
                 [Insert title]

                                   SCHEDULE A

                                               NUMBER OF FIRM SECURITIES                                      TOTAL
                                                    TO BE SOLD BY                   NUMBER OF
                                               -------------------------       FIRM SECURITIES
                                                                   UCAR              TO BE
                UNDERWRITER                      COMPANY          CARBON           PURCHASED
                -----------                      -------          ------           ---------
Credit Suisse First Boston Corporation......
Bear, Stearns & Co. Inc.....................
J.P. Morgan Securities Inc..................
Merrill Lynch, Pierce, Fenner

   & Smith Incorporated.....................


      Total.................................     [650,000]        [4,600,000]         [5,250,000]

                                   SCHEDULE B

1. Transfer Agreement between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated January 1, 2000.

2. Amendment to Transfer Agreement between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated February 14, 2000.

3. Corporate Services Agreement between UCAR International Inc. and UCAR Graph-Tech Inc. dated January 1, 2000.

4. Technical Center Services Agreement between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated January 1, 2000.

5. Employee Benefits Services and Liabilities Agreement between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated January 1, 2000.

6. Assumption of the UCAR Carbon Retirement Plan by UCAR Graph-Tech Inc. dated December 31, 1999.

7. Assumption of UCAR Carbon Savings Plan by UCAR Graph-Tech Inc. dated December 31, 1999.

8. Tax Allocation Agreement between UCAR International and UCAR Graph-Tech Inc. dated January 1, 2000.

9. Lease Agreement between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated January 1, 2000.

10. Export Services Agreement between UCAR Carbon Foreign Sales Corporation and UCAR Graph-Tech Inc. dated January 1, 2000.

11. Export Distribution & Comm. Agreement between UCAR Graph-Tech Inc. and UCAR Carbon Foreign Sales Corporation dated January 1, 2000.

12. Intellectual Property Transfer Agreement between UCAR Carbon Tech and UCAR Graph-Tech Inc. dated December 28, 1999.

13. Non-Assertion of Proprietary Rights Agreement between UCAR International and UCAR Graph-Tech Inc. dated January 1, 2000.

14. Assignment and Assumption of Technology Contracts between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated January 1, 2000.

15. Assignment of Improvements between UCAR Carbon Technology Corporation and UCAR Graph- Tech Inc. dated December 28, 1999.

16. Assignment of Improvements between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated January 1, 2000.

17. Assignment of Technology between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

18. Assignment of Technology between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated December 31, 1999.

19. Assignment and Assumption of Technology Rights between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

20. Copyright Assignment between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

21. Copyright Assignment between UCAR Carbon Company Inc. and UCAR Graph-Tech Inc. dated December 28, 1999.

22. Assignment of U.S. Patents between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

23. Assignment of U.S. Patent Applications between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

24. Assignment of Jointly owned Patent Application between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

25. Assignment of Canadian Patents between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

26. Assignment of Canadian Patent Application between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

27. Assignment of Foreign Patents & Patent Application between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

28. United States Trademark Assignment between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

29. Foreign Trademark Assignment between UCAR Carbon Technology Corporation and UCAR Graph-Tech Inc. dated December 28, 1999.

                                    EXHIBIT A

                                                                         -, 2000


Graftech Inc.
11709 Madison Avenue
Lakewood, OH 44107

CREDIT SUISSE FIRST BOSTON CORPORATION
BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
  As Representatives of the Several Underwriters
    c/o Credit Suisse First Boston Corporation
      Eleven Madison Avenue
        New York, N.Y. 10010-3629



Dear Sirs:

      As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Common Stock, $.01 par value per share, (the "SECURITIES") of Graftech Inc. (the "COMPANY"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement, to which you are or expect to become a party, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of the Securities, whether any such aforementioned transaction is to be settled by delivery of any shares of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation.

      Any shares of the Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any shares of the Securities acquired by the undersigned in the public offering or in the open market will not be subject to this Agreement. A transfer of shares of the Securities to an affiliate or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

      In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

      This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void (a) if the Public Offering Date shall not have occurred on or before 180 days after the date of this Agreement or (b) at such earlier time as the registration statement in respect of the public offering is withdrawn.

                                    Very truly yours,

                                    By:______________________________


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